UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RICEBRAN TECHNOLOGIES

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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RiceBran Technologies

25420 Kuykendahl Rd., Suite B300

Tomball, Texas 77375

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JULY 14, 2022

TO THE SHAREHOLDERS OF RICEBRAN TECHNOLOGIES:

Notice is hereby given that the 2022 Annual Meeting of Shareholders (Annual Meeting) of RiceBran Technologies, a California corporation (Company), will be held at the offices of Vinson & Elkins, L.L.P., W.R. Grace Building, 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036, on Thursday, July 14, 2022, at 9:00 a.m., eastern daylight time, for the following purposes, as more fully described in the accompanying proxy statement (Proxy Statement):

1.	to elect five (5) directors to serve on the Board of Directors of the Company (Board) until the 2023 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.

to approve amendments to our articles of incorporation that would effect a reverse stock split, pursuant to which either five, ten, fifteen, twenty, or twenty-five outstanding shares of RiceBran Technologies common stock (Common Stock) would be combined into one share of such stock, and to authorize the Board, at its discretion, to select and file one such amendment which would effect the reverse stock split at one of these five reverse split ratios on or before July 14, 2023, if deemed appropriate;

3.

to approve an amendment to our Amended and Restated 2014 Equity Incentive Plan (the 2014 Plan) to increase by 6,000,000 shares the number of shares of our Common Stock authorized for issuance thereunder;

4.	to approve, on a nonbinding advisory basis, the compensation paid to our named executive officers;

5.	to ratify our appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

6.	to transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed May 25, 2022, as the record date (Record Date) for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Our proxy materials are first being made available to our shareholders beginning on May 26, 2022.

Although we currently intend to hold the Annual Meeting in person, due to concerns related to the evolving coronavirus (COVID-19) pandemic, shareholders will be required to pre-register to attend the Annual Meeting. We may also impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission (SEC). We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.

The Company is pleased to continue utilizing the SEC rules that allow issuers to furnish proxy materials to their shareholders on the Internet. As a result, the Company is mailing to its shareholders a notice instead of a paper copy of the Proxy Statement and the Company’s 2021 Annual Report. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

/s/ Todd T. Mitchell
Todd T. Mitchell Secretary

Tomball, Texas May 26, 2022

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 RICEBRAN TECHNOLOGIES ANNUAL MEETING TO BE HELD ON JULY 14, 2022.

This Notice, Proxy Statement and our 2021 Annual Report are available at www.ricebrantech.com/investors/annual-meeting.

Whether or not you expect to attend the Annual Meeting, please vote by proxy via mail, telephone or Internet as described below. If you attend the meeting, you may vote in person, even if you previously have returned your proxy card or voted via telephone or Internet.

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RiceBran Technologies

25420 Kuykendahl Rd., Suite B300

Tomball, Texas 77375

PROXY STATEMENT

FOR

2022 ANNUAL MEETING OF SHAREHOLDERS

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board for use at the Annual Meeting to be held on Thursday, July 14, 2022, at 9:00 a.m., eastern daylight time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of Vinson & Elkins, L.L.P., W.R. Grace Building, 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036. The telephone number at that address is (212) 237-0000.

Although we currently intend to hold the Annual Meeting in person, due to concerns related to the evolving coronavirus (COVID-19) pandemic, shareholders will be required to pre-register to attend the Annual Meeting. We may also impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the SEC. We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.

Any shareholder intending to attend the Annual Meeting may obtain pre-registration instructions by contacting our corporate secretary, Todd T. Mitchell, by email at tmitchell@ricebrantech.com.

These materials were first sent or made available to shareholders on May 26, 2022. These materials include (i) this Proxy Statement and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 17, 2022 (Annual Report). If you requested printed versions by mail, these materials also include the proxy card or vote instructions for the Annual Meeting.

Our principal executive offices are located at 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375. Our telephone number is (281) 675-2421. Our website is www.ricebrantech.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purpose of the Annual Meeting is to: (i) elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve amendments to our articles of incorporation to effect a reverse stock split; (iii) approve an amendment to the 2014 Plan to increase the number of shares authorized for issuance thereunder; (iv) approve, on a nonbinding advisory basis, the compensation of our named executive officers; (v) ratify our appointment of RSM US LLP as our independent registered public accounting firm; and (vi) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of our Common Stock at the close of business on the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 52,169,146 shares of Common Stock outstanding and entitled to vote.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (Notice) to the Company’s shareholders, instead of mailing or e-mailing copies of those materials. All shareholders will have the ability to access the proxy materials, including our Proxy Statement and our Annual Report, on the website referred to in the Notice. If you received a Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to register to receive all future shareholder communications electronically, instead of print, to help reduce the environmental impact of our annual meetings.

The Notice will provide you with instructions regarding how to view on the Internet the Company’s proxy materials for the Annual Meeting. Our proxy materials are also available on the Company’s website at www.ricebrantech.com/investors/annual-meeting.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by voting again via the Internet or by telephone, by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to our secretary at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of our Common Stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions. In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote, and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail. If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet. If you are a registered shareholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card. Shareholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: www.voteproxy.com or (ii) by telephone by dialing the toll-free number in the Notice. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to pre-register and bring valid picture identification with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting date.

You may vote in person at the meeting. If you are a registered shareholder and attend the meeting (please remember to pre-register and bring your valid picture identification, admission ticket or other acceptable evidence of stock ownership as of the Record Date), you may deliver your completed proxy card in person. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares, along with valid picture identification.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from us. Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and confirm that shareholders’ votes have been recorded properly. Shareholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder using such services. Also, please be aware that we are not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

On each matter to be voted on at the Annual Meeting, each share of Common Stock outstanding on the Record Date is entitled to one vote. There is no cumulative voting.

Expenses of solicitation of proxies will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. We intend to engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services are expected to range between $35,000 and $45,000.

Quorum; Required Vote; Abstentions; Broker Non-votes

The holders of a majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the Annual Meeting.

Directors are elected by a plurality of the votes of the shares of Common Stock entitled to vote in the election of directors and represented in person or by proxy at the Annual Meeting at which a quorum is present (Proposal 1). The affirmative vote of a majority in voting power of all of our outstanding shares of Common Stock is required to approve the amendments of our articles of incorporation (Proposal 2). The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting at which a quorum is present is required to approve the second amendment and restatement of the 2014 Plan (Proposal 3), to approve the nonbinding advisory vote on executive compensation (Proposal 4) and to ratify the selection of our independent registered public accountants (Proposal 5).

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Nominees may generally vote on “routine” matters but cannot vote on “nonroutine” matters. Nominees will not have discretionary voting power with respect to the first, third and fourth proposals (to elect our directors, to approve an amendment to the 2014 Plan to increase the number of shares issuable thereunder and to approve the advisory vote on executive compensation), and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to these proposals since these matters are considered nonroutine. A broker or other nominee may generally vote on routine matters, and therefore no broker “non-votes” are expected to exist in connection with Proposal 2 and Proposal 5.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, we believe that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Therefore, shares of Common Stock that are voted “FOR,” “AGAINST,” “WITHHOLD,” or “ABSTAIN,” and well as broker “non-votes,” will treated as being present at the Annual Meeting for purposes of establishing a quorum. We further believe that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter, and, in the absence of controlling precedent to the contrary, we intend to treat abstentions and broker “non-votes” in this manner. Accordingly, abstentions and broker “non-votes”, if any, will not affect Proposals 1, 3, 4 or 5. However, abstentions will count as a vote against Proposal 2.

Deadlines for Submission of Shareholder Proposals for 2023 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials. Our shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC and our bylaws. Shareholders who wish to have a proposal considered for inclusion in the proxy materials for our 2023 Annual Meeting must submit such proposal to us by January 26, 2023. However, if we change the date of our 2023 Annual Meeting by more than 30 days from the date of this year’s meeting the new submission deadline will be a reasonable time before we begin to print and send our proxy materials for the 2023 Annual Meeting. The submission of a proposal does not guarantee that it will be included in our Proxy Statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials. Shareholders who wish to present a proposal at our 2023 Annual Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to our secretary at our principal executive offices by April 11, 2023. If the date of our 2023 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by us no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized. Shareholders wishing to make such proposals must also satisfy the other requirements set forth in our bylaws. If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934 (Exchange Act), we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2023 Annual Meeting, we will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

PROPOSAL ONE

ELECTION OF DIRECTORS

Executive Officers and Directors

A Board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. The five (5) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under California law. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of our executive officers and the director nominees, and certain information about them are set forth below.

Name	Age	Position
Executive Officers
Peter G. Bradley*	63	Director and Executive Chairman
Todd T. Mitchell	55	Chief Operating Officer, Chief Financial Officer and Secretary

Non-Employee Directors
Brent D. Rosenthal (1)(2)(3)*	50	Lead Independent Director
Will T. Black (1)(2)(3)*	64	Director
David Chemerow (1)(2)(3)*	70	Director
Jean M. Heggie (1)(2)(3)*	65	Director

(1)	Current member of the Audit Committee.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Nominating and Governance Committee.

*	Director nominee.

Executive Officers

Peter G. Bradley has served as our director since July 2019 and as executive chairman of the Board since August 2020. Mr. Bradley is a global business leader with more than 23 years of experience as an executive in consumer foods, dietary supplements, food ingredients and specialty chemicals. Mr. Bradley has been a principal at Ingredient Insights (Insights), a strategic consulting business focused in food ingredients and specialty materials geared toward mergers and acquisitions activity, supporting new start-ups and providing diligence support for institutional investors since 2017. He has been an operating partner at Arbor Investments, a specialized private equity firm that focuses exclusively on acquiring premier companies in the food, beverage and related industries since 2019. From 2016 to 2017, Mr. Bradley served as chairman of the board of Novel Ingredients (Novel), a technology driven provider of value-added ingredients and finished products to the U.S. dietary supplement industry, where he spearheaded the entry into finished consumer products and successfully guided Novel through the process that culminated in its acquisition by Innophos Holdings, Inc. (Innophos) in August 2017. As chief executive officer of Novel from 2014 to 2016, he guided Novel’s transition from an owner-managed business into a successful private equity portfolio company. From 2009 to 2013, Mr. Bradley was chief executive officer of Warwick International Group, a specialty chemical company manufacturing bleach activator for the global home care industry and distributing specialty chemicals in Southern Europe and Asia. Prior to Warwick, Mr. Bradley was with Sensient Technologies Corporation (NYSE: SXT), in various executive management positions from 2003 to 2009. Mr. Bradley holds a bachelor’s degree in Business Studies from Manchester University and a Post Graduate Diploma in Marketing from Manchester Business School. The Board believes that Mr. Bradley’s extensive experience in consumer foods, dietary supplements and food ingredients coupled with his history of successful expansion into new markets are the attributes, skills, experiences and qualifications that allow Mr. Bradley to make a valuable contribution as one of our directors.

Todd T. Mitchell has served as our chief operating officer since December 2021, our chief financial officer since July 2019 and our executive vice president from May 2019 to June 2019. From 2015 until 2019, Mr. Mitchell served as chief financial officer of the Park City Group, Inc. (NASDAQ: PCYG). Mr. Mitchell served as a director of research for Brean Capital, LLC from 2012 to 2015, after working as a research analyst at various Wall Street firms for 12 years, focusing on technology companies. Mr. Mitchell earned a Master of Business Administration and a Master of Economics from George Washington University, and a Bachelor of Arts from Vassar College.

Non-Employee Directors

Brent D. Rosenthal has served as a director since July 2016 and as lead independent director since August 2020. Mr. Rosenthal was non-executive chairman of our Board from July 2016 to August 2020. Mr. Rosenthal is the founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and micro-cap equities in the food and technology media telecom (TMT) industries. Mr. Rosenthal also serves as chairman of the board of directors of Comscore (NASDAQ: SCOR) and on the board of directors of FLYHT Aerospace Solutions Ltd. (OTCX: FLYLF). Previously, Mr. Rosenthal was an advisor to the board of directors of Park City Group (NASDAQ: PCYG), a food safety and supply chain software company from 2015 to 2018. Mr. Rosenthal was a partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016. Mr. Rosenthal served on the board of directors of Rentrak (NASDAQ: RENT) from 2008 to 2016 and as non-executive chairman of the board from 2011 to 2016. He also served on the boards of directors of four privately-held Hispanic food companies. Earlier in his career, Mr. Rosenthal was director of mergers and acquisitions for RSL Communications Ltd. and served emerging media companies for Deloitte. Mr. Rosenthal is an inactive certified public accountant. Mr. Rosenthal earned his Bachelor of Science degree from Lehigh University and Master of Business Administration degree from the S.C. Johnson Graduate School of Management at Cornell University. The Board believes that Mr. Rosenthal’s experience investing in the food industry, independent board experience and business acumen are the attributes, skills, experiences and qualifications that allow Mr. Rosenthal to make a valuable contribution as one of our directors.

Will T. Black has served as our director since April 28, 2022. Mr. Black currently serves as a commercial advisor for the Keto Swiss, AG, a ketone discovery and development company based in Basel, Switzerland, since 2020. He founded and has been chief executive officer of Single Track Consulting, LLC, focusing on global advisory for the nutrition and health sector, since 2019. Mr. Black has over thirty-five years of experience in the global health and nutrition industry. He served as the following in his career: senior vice president of sales and marketing at ChromaDex (NASDAQ: CDXC), a global bioscience company focused on the discovery and development of healthy aging nutraceutical ingredients, from 2016 to 2019; chief operating officer of Natreon, Inc. a proprietary botanical ingredient company, from 2015 to 2016; and global head of marketing of human nutrition and health for DSM Nutritional Products (AEX: DSM.AS), a world leader in the discovery and development of new nutraceutical ingredients and the world’s largest manufacturer of letter vitamins and Omega-3 fatty acids, from 2008 to 2015. Mr. Black also held senior leadership roles with DuPont Nutrition and Health (NYSE: DD) in sales, marketing, business development and site management for the Solae business unit, focusing on the development and applications of high-value soy proteins and fiber for the food, beverage and meat analogue industries, from 1995 to 2007. From 1989 to 1995, he served as director of operations for the specialty Human and Animal Nutrition unit of Solae, which developed and manufactured proprietary ingredients for use in the specialty baking, beverage and companion animal sectors. Mr. Black is a graduate of the University of Missouri with a degree in economics and business. The Board believes that Mr. Black’s extensive experience in the functional, high-value nutritional ingredient industry and deep knowledge of the dietary supplement and specialized food and beverage sectors will bring a unique and relevant perspective to the Board. Additionally, the Board believes Mr. Black’s operational experience and experience with publicly-traded companies, along with his business knowledge and acumen are the attributes, skills, experiences and qualifications that allow Mr. Black to make a valuable contribution as one of our directors.

David Chemerow has served as a director since October 2018. From August 2016 to September 2017, Mr. Chemerow served as the chief financial officer and treasurer of Comscore, Inc., a digital data and analytics company, and from January 2016 to August 2016, Mr. Chemerow served as the chief revenue officer of Comscore, Inc. Mr. Chemerow served as the chief operating officer and chief financial officer of Rentrak Corporation, a media measurement and advanced consumer targeting company, from October 2009 until Rentrak Corporation was merged into comScore, Inc. in January 2016. Prior to 2009, Mr. Chemerow served in senior executive roles in several companies. Mr. Chemerow previously served as the non-executive chairman of the board of Playboy Enterprises, Inc. and is a member of the board of directors of Dunham’s Athleisure Corporation, a sporting goods retailer. Mr. Chemerow serves on the board of The Martha’s Vineyard Playhouse, a non-profit theatre. Mr. Chemerow is a member and board leadership fellow of the National Association of Corporate Directors. Mr. Chemerow is a graduate of Dartmouth College and holds a Master of Business Administration degree from The Amos Tuck School. The Board believes that Mr. Chemerow’s extensive experience, business knowledge and experience as chief operating officer and chief financial officer of several public companies are the attributes, skills, experiences and qualifications that allow Mr. Chemerow to make a valuable contribution as one of our directors.

Jean M. Heggie has served as our director since April 28, 2022. Ms. Heggie is founder of Heggie & Associates, LLC, a food industry consultancy that provides strategic marketing counsel to companies and trade associations involved in the consumer food, food ingredient and ag-tech sectors. She has been active as a consultant and spokesperson for the United Soybean Board, a trade association representing the interests of U.S. soybean industry, since 2020. In 2020, Ms. Heggie retired from DuPont Nutrition & Biosciences (NYSE: DD) after a 33-year career in food ingredient marketing. At the time of her retirement, she was the global marketing lead for DuPont’s protein solutions business unit, leading the development and execution of the company’s strategic marketing plan supporting its plant protein portfolio from 2016 to 2020. Prior to that role, Ms. Heggie led DuPont’s North America regional industry team, consisting of regional marketing, innovation and product management leaders, in the execution of business initiatives in support of the company’s broader ingredient portfolio from 2013 to 2015. Ms. Heggie also held prior marketing and product management roles with Solae, LLC, DuPont Protein Technologies, Universal Flavors, Burns Philp Food Ingredients, Beck Flavors and Ralston Purina’s Protein Technologies International. Ms. Heggie received a Bachelor of Science degree in human nutrition, a Master of Science degree in education and a Master of Business Administration degree, all from the University of Missouri-Columbia. The Board believes that Ms. Heggie’s extensive experience in driving global strategic marketing plans, leading marketing execution, branding, communications and positioning initiatives, as well as her industry knowledge and success marketing food ingredients globally are the attributes, skills, experiences and qualifications that allow Ms. Heggie to make a valuable contribution as one of our directors.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

Board Leadership Structure

The Board believes our governance structure follows a successful leadership model under which our executive chairman also serves in a role as acting chief executive of the Company. We recognize that different leadership models may work well for other companies at different times depending on individual circumstances, and we believe that the Company is well served by the combination of these roles as we seek to improve the performance of the Company and review our strategic alternatives. To enhance this approach and strengthen the oversight capabilities of the Board, we designated a lead independent director who is charged with working with the other independent directors in carrying out the strategic, governance, oversight and decision-making responsibilities of the Board.

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board evaluates the leadership structure annually, and it will continue to do so as circumstances change, including if a new chief executive officer is elected. Currently, Mr. Bradley serves as executive chairman of the Board and Mr. Rosenthal serves as lead independent director.

Risk Oversight

Our Board is currently comprised of five (5) directors, four of whom are independent. The Board has three standing committees with separate chairs - Audit, Compensation, and Nominating and Governance. Our Audit Committee is responsible for overseeing risk management and at least annually reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies. Our Audit Committee also serves as the contact point for employees to report corporate compliance issues. Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics. Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and review options for their mitigation. Each of our Board committees also considers the risk within its area of responsibilities. For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Director Independence

Our Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the Marketplace Rules of Nasdaq. In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or our independent registered public accounting firm. Based on its review, the Board determined that Brent D. Rosenthal, Will T. Black, David Chemerow, and Jean M. Heggie are each independent under the Nasdaq’s criteria for independent board members.

Board Meetings and Committee Meetings

During 2021, the Board held four (4) meetings. Each then-current director attended at least 75% of those meetings during the period that director was on the board. Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The members of the Audit Committee are Brent D. Rosenthal, Will T. Black, David Chemerow, and Jean M. Heggie. Each member of the Audit Committee is independent under Nasdaq’s independence standards for audit committee members and within the meaning of Rule 10A-3 of the Exchange Act. The Board has determined that Brent D. Rosenthal and David Chemerow are each an “audit committee financial expert”, as defined by the rules of the SEC. The charter of the Audit Committee is available on our website at www.ricebrantech.com/investors/annual-meeting. The Audit Committee met five (5) times in 2021. Each then-current director attended at least 75% of those meetings during the period that the director was a committee member.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board share-based compensation grants for our executive officers. The members of the Compensation Committee are Brent D. Rosenthal, Will T. Black, David Chemerow, and Jean M. Heggie and each member is independent under Nasdaq’s independence standards for compensation committee members. Our executive chairman often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers. The Compensation Committee seeks input on certain compensation policies from the executive chairman. The charter of the Compensation Committee is available on our website at www.ricebrantech.com/investors/annual-meeting.

In fulfilling its duties and responsibilities, the Compensation Committee seeks periodic input, advice and recommendations from various sources, including our Board and our executive officers. The Committee at all times exercises independent discretion in its executive compensation decisions. The Compensation Committee met three (3) times in 2021. Each then-current director attended at least 75% of those meetings during the period that the director was a committee member.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board and committees thereof. The members of the Nominating and Governance Committee are Brent D. Rosenthal, Will T. Black, David Chemerow, and Jean M. Heggie and each member is independent under Nasdaq’s independence standards. The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com/investors/annual-meeting. The Nominating and Governance Committee met one (1) time in 2021. Each then-current director attended those meetings during the period that the director was a committee member.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as our director. Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

We are committed to diversity and inclusion. Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint as well as more traditional diversity concepts. In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment. The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed. The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com/investors/annual-meeting.

The Nominating and Governance Committee will consider nominees recommended by shareholders. Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, RiceBran Technologies, 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375. Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered. The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

●	Directors should be of the highest ethical character and share values that reflect positively on themselves and us.
●	Directors should have reputations, both personal and professional, consistent with our image and reputation.
●	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Nasdaq Board Diversity Matrix

The board diversity matrix set forth below reports self-identified diversity statistics for director nominees standing for election at the Annual Meeting. It does not include current directors that are not standing for re-election at the Annual Meeting, if any.

Board Diversity Matrix (as of May 26, 2022)
Total Number of Directors	5
	Female	Male	Non-Binary	Gender Undisclosed
Gender Identity:
Directors	1	4	-
Demographic Background:
African American or Black	-	-	-	-
Alaskan Native or American Indian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LBGTQ+	-
Did not disclose demographic background	1

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, RiceBran Technologies, 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375, who will forward the communication to the intended director or directors. If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

We have a policy of encouraging, but not requiring, directors to attend our annual meeting of shareholders. All of our current directors who were directors at the time of the 2021 Annual Meeting of Shareholders attended such meeting.

Director Compensation

Our Compensation Committee adopted a comprehensive director compensation program to attract and retain qualified non-employee directors who are critical to our future value, growth and governance. The compensation package for our non-employee directors provides for a mix of cash and equity-based compensation. Non-employee directors receive the annual retainer and committee fees described in the table below for serving as directors and as members of committees of our Board.

	General Board Service ($)	Audit Committee ($)	Nominating and Governance Committee ($)	Compen- sation Committee ($)	Executive Committee ($)
General board service - all directors	50,000	-	-	-	-
Service as lead independent director	50,000	-	-	-	-
Committee assignments:
Committee chair	-	18,000	9,500	10,000	12,000
Members	-	8,000	4,500	5,000	12,000

For 2021, the Compensation Committee approved payment of the annual retainer amounts and committee fees listed in the table above in the form of quarterly cash installments. We reimburse all directors for travel required in connection with their service on the Board and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors and officers indemnity insurance policies.

In addition to the compensation in the table above, under the director compensation program, each director is entitled to receive an annual fixed equity grant under the 2014 Plan on the date of the annual shareholder meeting as compensation for their services. In 2021, the value of the annual grant was $100,000 for the lead independent director, $75,000 for the non-executive vice-chairman of the Board and $50,000 for each other director. In 2021, the Compensation Committee approved payment of the annual fixed equity grants in the form of grants of restricted stock units (RSUs). Each RSU represents a contingent right to receive one share of Common Stock or an equivalent cash payment. Under the non-employee director RSU awards, issuance of the Common Stock subject to such RSUs that become vested is deferred to the date the holder is no longer providing services to RiceBran Technologies. For the purposes of this Proxy Statement, we refer to RSU awards, for which issuance of Common Stock is so deferred, as deferred stock units (DSUs). The number of shares of Common Stock subject to the non-employee director DSUs was determined based on the closing price of our Common Stock on the grant date. The DSUs will vest on the earlier of one year from the date of grant or one day prior to the Annual Meeting, subject to the director’s continued service to the Company through the applicable date.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our non-employee directors in 2021. The compensation paid to our employee directors during 2021 in respect of their service on the Board is reflected in the Summary Compensation Table below under “Executive Compensation”.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)	Stock Awards ($) (2) (3)	All Other Compen- sation($)	Total ($)
Beth L. Bronner	68,000	-	50,000	-	118,000
David Chemerow	84,875	-	50,000	-	134,875
Ari Gendason	71,500	-	75,000	-	146,500
Brent D. Rosenthal	134,500	-	100,000	-	234,500

(1)	Amounts shown in this column reflect the annual aggregate dollar amount of all cash fees earned for 2021 services as a director, including annual retainer fees, committee and/or chairmanship fees.
(2)

Amounts shown in this column reflect the grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718), of DSUs granted in 2021 under the 2014 Plan. For additional information regarding the assumptions underlying this calculation please see Note 10 of “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K. The DSUs were granted on June 16, 2021, and vest on the earlier of June 16, 2022, or one day prior to the next annual shareholder meeting, for general board service. Further information on the DSUs granted to our non-employee directors in 2021 is presented in the table below:

Name	Shares of Common Stock Subject to DSUs (#)	Grant Date Fair Value per Share ($)
Beth L. Bronner	45,872	1.09
David Chemerow	45,872	1.09
Ari Gendason	68,808	1.09
Brent D. Rosenthal	91,744	1.09

(3)

As of December 31, 2021, the aggregate number of outstanding stock awards held by each of our non-employee directors is as follows: with respect to unvested DSUs, 45,872 to Beth L. Bronner, 45,872 to David Chemerow, 68,808 to Ari Gendason and 91,744 to Brent D. Rosenthal; with respect to vested DSUs for which settlement is deferred 101,938 to Beth L. Bronner, 168,561 to David Chemerow, 132,103 to Ari Gendason and 202,856 to Brent D. Rosenthal. All outstanding equity awards held by Mr. Bradley, including awards granted in respect of his service on the Board, are reported in the Outstanding Equity Awards at fiscal yearend table below.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Any waivers of any provision of this code for our directors or officers may be granted only by the Board or a committee appointed by the Board. Any waivers of any provisions of this code for an employee or a representative may be granted only by our executive chairman or chief financial officer. We will provide any person, without charge, a copy of this code. Requests for a copy of the code may be made by writing to RiceBran Technologies at 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375, Attention: Secretary. The Code of Business Conduct and Ethics is also available on our website at www.ricebrantech.com/investors/annual-meeting.

Our Board has not adopted any practices or policies regarding the ability of our employees or directors, or any of their designees, to engage in transactions that that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

Overview

Our Board has unanimously approved proposed amendments to our articles of incorporation to effect a reverse stock split of all outstanding shares of Common Stock at an exchange ratio of either one-for-five, one-for-ten, one-for-fifteen, one-for-twenty or one-for-twenty-five. The reverse stock split would also alter the number of shares of Common Stock authorized for issuance at the same ratio as the reverse stock split so that each five, ten, fifteen, twenty, or twenty-five shares of authorized Common Stock on the date of the reverse stock split will be automatically converted into one share of authorized Common Stock.

Should we receive the required shareholder approval, our Board will have the sole discretion to elect at any time before July 14, 2023, (1) whether or not to effect a reverse stock split and (2) if so, whether five, ten, fifteen, twenty, or twenty-five shares of Common Stock will be combined into one share of Common Stock. The Board believes that providing the Board with flexibility to choose the exact reverse split ratio based on then-current market conditions is in the best interests of the Company and our shareholders. Even with shareholder approval of this proposal, our Board would not be obligated to pursue the reverse stock split. Rather, the Board would have the flexibility to decide whether or not a reverse stock split, and at what ratio, would be in the best interests of the Company and our shareholders.

The text of the form of proposed certificates of amendments to our articles of incorporation is attached hereto as Appendix A. By approving these certificates of amendment, shareholders will approve a series of amendments to our articles of incorporation pursuant to which a whole number of outstanding shares of either five, ten, fifteen, twenty, or twenty-five would be combined into one share of Common Stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein, and to abandon each amendment not selected by the Board. The Board may also elect not to undertake any reverse stock split.

If approved by the shareholders, and following such shareholder approval, the Board determines that effecting a reverse stock split is in the best interests of the Company and our shareholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of California. The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of Common Stock.

Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of the outstanding Common Stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split. The amendment would also decrease the authorized number of shares of Common Stock by the same ratio that the number of outstanding shares is reduced.

Reasons for the Reverse Stock Split

The purpose of authorizing the reverse stock split is to increase the flexibility of the Board in addressing market-related issues affecting our capitalization. First, the Board believes that a reverse stock split may enable us to regain compliance with The Nasdaq Stock Market LLC (Nasdaq) requirements to maintain a minimum closing bid price, as discussed further below. Second, the Board believes that a reverse stock split could improve the marketability and liquidity of the Common Stock.

Nasdaq Listing. On September 15, 2021, we received a notification letter from Nasdaq indicating that for 30 consecutive business days our Common Stock did not maintain a minimum closing bid price of $1.00 per share (Minimum Bid Price Requirement) as required by Nasdaq Listing Rule 5550(a)(2) (the Rule). The Nasdaq notification had no immediate effect on the listing or trading of our Common Stock on The Nasdaq Capital Market. Consistent with the Rule, Nasdaq provided us with a compliance period of 180 calendar days, or until March 14, 2022, to regain compliance with the Rule. To regain compliance with the Rule, the closing bid price of our Common Stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180-calendar day period. We did not achieve compliance with the Minimum Bid Price Requirement by March 14, 2022, and subsequently, Nasdaq provided written notification that our Common Stock is subject to delisting. However, we were eligible for additional time to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. We provided written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. In response, Nasdaq informed us that we had been granted an additional 180 calendar days or until September 12, 2022, to regain compliance. The Board believes that reducing the number of shares outstanding by effecting a reverse stock split could result in a proportionate increase in the trading price of the Common Stock and allow us to regain compliance with the Rule. On May 25, 2022, the Common Stock closed at a price of $0.73 per share.

Marketability and Liquidity. The Board also believes that the increased market price of the Common Stock expected as a result of effecting a reverse stock split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in such stocks or tend to discourage individual brokers from recommending such stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The Board is hopeful, however, that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above, although we cannot assure you this will be the case.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13c-3 of the Securities Exchange Act of 1934.

Certain Risks Associated with the Reverse Stock Split

The Board expects that a reverse stock split of the Common Stock will increase the market price of the Common Stock so that we are able to achieve compliance with the Minimum Bid Price Requirement. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances is varied. We cannot be certain whether the reverse stock split would increase the trading price for the Common Stock. There is no assurance that:

●

the trading price per share of Common Stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the reverse stock split;

●	the reverse stock split would result in a per share price that would attract brokers and investors who do not trade in lower priced stocks; and
●	the market price per post-split share would satisfy the Minimum Bid Price Requirement or that we would otherwise meet the requirements of Nasdaq for inclusion for trading on The Nasdaq Capital Market.

The market price of the Common Stock would also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the shareholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and our shareholders. Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq Capital Market, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the reverse stock split by the shareholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of California not to effect the reverse stock split prior to July 14, 2023. If the Board elects to forgo implementation of any of the reverse stock splits prior to July 14, 2023, shareholder approval again would be required prior to implementing any reverse stock split.

Principal Effects of the Reverse Stock Split on the Common Stock

After the effective date of the proposed reverse stock split, each shareholder will own a reduced number of shares of Common Stock. However, the proposed reverse stock split will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that whole shares are issued in lieu of fractional shares as described below. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split, except to the extent that whole shares are issued in lieu of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of our Common Stock immediately after the reverse stock split. In addition, the number of shareholders of record will not be affected by the proposed reverse stock split. The number of authorized shares of Common Stock will change as a result of the reverse stock split at the same ratio that outstanding shares of Common Stock will change.

The following table contains approximate information relating to our Common Stock under each of the proposed amendments based on share information as of May 25, 2022. The following table assumes that Proposal 3 is approved and the number of shares authorized for issuance under the 2014 Plan is increased by 6,000,000 shares and the RSUs (including DSUs) subject to that increase, as discussed in Proposal 3 section “Approval of Proposed Restricted Stock Unit Awards to Our Executive Officers” are granted. The table does not give effect to any adjustments for rounding up of fractional shares.

	Pre-Reverse Split	1-for-5	1-for-10	1-for-15	1-for-20	1-for-25
Authorized	150,000,000	30,000,000	15,000,000	10,000,000	7,500,000	6,000,000
Outstanding	52,169,146	10,433,829	5,216,915	3,477,943	2,608,457	2,086,766
Reserved for issuance pursuant to outstanding options and warrants	3,199,692	639,938	319,969	213,313	159,985	127,988
Reserved for issuance pursuant to outstanding convertible preferred stock	142,349	28,470	14,235	9,490	7,117	5,694
Resrved for issuance pursuant to restricted stock unit awards	4,589,764	917,953	458,976	305,984	229,488	183,591
Reserved for issuance under equity compensation plan	3,505,562	701,112	350,556	233,704	175,278	140,222
Available for issuance and not currently reserved for future issuance	86,393,487	17,278,697	8,639,349	5,759,566	4,319,674	3,455,739

The proposed reverse stock split will also reduce the number of shares of Common Stock available for issuance under the 2014 Plan, in proportion to the exchange ratio selected by the Board within the limits set forth in this proposal. We also have certain outstanding stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the proposed reverse stock split will effect a reduction in the number of shares subject to such outstanding options and warrants proportional to the ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. Under the terms of the outstanding convertible preferred stock, the proposed reverse stock split will effect a proportionate increase in the conversion price of such outstanding convertible preferred stock, causing a proportional decrease in the number of shares of Common Stock issuable upon conversion of the preferred stock.

If the proposed reverse stock split is implemented, it will increase the number of our shareholders who own “odd lots” of less than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

The Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act. If the proposed reverse stock split is implemented, the Common Stock will continue to be reported on Nasdaq under the symbol “RIBT.”

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our articles of incorporation with the office of the Secretary of State of the State of California. On the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a registered shareholder would otherwise become entitled to a fractional share. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split, will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Effect on Non-Registered Shareholder

Non-registered shareholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that we would put in place for registered shareholders. If you hold shares of Common Stock with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact the nominee.

Exchange of Stock Certificates

If the reverse stock split is authorized by the shareholders and the Board elects to implement the reverse split, shareholders will be notified as soon as practicable after the effective date that the reverse split has been effected. Our transfer agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for post-reverse split shares, including whole shares to be issued in lieu of fractional shares, if any, in accordance with the procedures we would set forth and send in a letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

SHAREHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The reverse stock split will not impact the amounts reported as Common Stock or total shareholders’ equity on our balance sheet. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding

No Appraisal Rights

Our shareholders are not entitled to dissenters’ or appraisal rights under California corporate law, respectively, with respect to the proposed amendments to the articles of incorporation to effect the reverse split, and we will not independently provide the shareholders with any such right.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations related to the reverse stock split that may be relevant to U.S. Holders, as defined below, of our Common Stock that hold our Common Stock as a “capital asset”, generally property held for investment, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the Code), U.S. Treasury regulations promulgated thereunder (Treasury Regulations), administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, an opinion of counsel or any rulings from the Internal Revenue Service (IRS) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position with respect to the tax consequences of the reverse stock split described below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax consequences applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	persons that are not U.S. Holders;
●	U.S. Holders who hold Common Stock through non-U.S. brokers or other non-U.S. intermediaries;
●	banks, insurance companies or other financial institutions;
●	tax-exempt or governmental organizations;
●	dealers in securities or foreign currencies;
●	persons whose functional currency is not the U.S. dollar;
●	real estate investment trusts or regulated investment companies;
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
●	persons subject to the alternative minimum tax;
●	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons that acquired our Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and
●

persons that hold our Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT MAY NOT BE THE SAME FOR ALL HOLDERS OF OUR COMMON STOCK. HOLDERS OF OUR COMMON STOCK ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) which has made a valid election under applicable Treasury Regulations to be treated as a United States person.

If a partnership, including an entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships, including entities or arrangements treated as partnerships for U.S. federal income tax purposes, to consult their tax advisors regarding the U.S. federal income tax consequences of the reverse stock split to them.

The reverse stock split should be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, except for adjustments that may result from the treatment of fractional shares of our Common Stock as described below, a U.S. Holder should not recognize gain or loss as a result of the reverse stock split. A U.S. Holder’s aggregate tax basis in its post-reverse stock split shares of our Common Stock generally should equal the aggregate tax basis in its pre-reverse stock split shares of our Common Stock, increased by any income or gain recognized by a U.S. Holder on its receipt, if applicable, of a whole share in lieu of a fractional share. Except in the case of any portion of a share of Common Stock treated as a dividend or as to which a U.S. Holder recognizes capital gain as a result of the treatment of fractional shares, as discussed below, a U.S. Holder’s holding period in its post-reverse stock split shares of our Common Stock should include the period during which the U.S. Holder held its pre-reverse stock split shares of our Common Stock. A U.S. Holder that holds shares of our Common Stock acquired on different dates and at different prices should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of Common Stock it holds after the reverse stock split.

As noted above, we will not issue fractional shares of Common Stock in connection with the reverse stock split. Instead, each U.S. Holder who would be entitled to receive a fractional share of Common Stock will automatically be entitled to receive an additional fraction of a share of Common Stock so that such U.S. Holder receives a whole share of our Common Stock in lieu of a fractional share. The U.S. federal income tax treatment of the receipt of the additional fraction of a share of our Common Stock is uncertain, and a U.S. Holder that receives a whole share of our Common Stock in lieu of a fractional share of our Common Stock may recognize income, which may be characterized as either capital gain or as a dividend. The holding period for the portion of a share of our Common Stock treated as a dividend or as to which a U.S. Holder recognizes gain might not include such U.S. Holder’s holding period in its pre-reverse stock split shares of our Common Stock. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND RICEBRAN TECHNOLOGIES’ ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL THREE

APPROVAL OF THE RICEBRAN TECHNOLOGIES SECOND AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES ISSUABLE UNDER THE 2014 PLAN

We maintain the RiceBran Technologies Amended and Restated 2014 Equity Incentive Plan, as amended from time to time, (the 2014 Plan) to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success, by offering our employees an opportunity to participate in our future performance through the grant of awards. The 2014 Plan is the only equity incentive plan through which we grant equity or equity-based awards. After careful consideration, the Board is requesting that our shareholders approve an amendment to the 2014 Plan to (i) increase the number of shares of Common Stock authorized for issuance under the 2014 Plan from 6,300,000 shares to 12,300,000 shares, an increase of 6,000,000 shares and (ii) remove certain individual award limitations (the Second Amendment and Restatement). The Second Amendment and Restatement would not make any other changes to the 2014 Plan. If approved by our shareholders, the Second Amendment and Restatement would become effective on July 14, 2022.

The 2014 Plan was originally approved by our shareholders on August 19, 2014. A total of 1,600,000 shares of Common Stock were initially reserved for issuance under the 2014 Plan.  In June 2017, our shareholders approved an increase to the number of shares of Common Stock reserved for issuance under the 2014 Plan by 1,700,000 shares.  In June 2018, shareholders approved an increase to the number of shares of Common Stock reserved for issuance under the 2014 Equity Incentive Plan by 3,000,000 shares for an aggregate total of 6,300,000 shares. In June 2020, shareholders approved the amendment and restatement of the 2014 Plan to remove certain vesting restrictions on awards under the 2014 Plan and to extend the term of the 2014 Plan such that, unless earlier terminated by the Board, the 2014 Plan will terminate on June 16, 2030. The Board approved the amendment to the 2014 Plan that is subject to this Proposal 3 on April 28, 2022, subject to approval by our shareholders. As of May 25, 2022, (i) 272,248 shares remained available for future awards under the 2014 Plan, (ii) 591,999 shares of our Common Stock were subject to outstanding stock options under the 2014 Plan, which options had a weighted average exercise price of $1.93 per share and a weighted average remaining contractual life of 2.0 years, (iii) 1,823,078 shares of our Common Stock were subject to issuance under outstanding restricted stock unit agreements under the 2014 Plan, and (iv) 3,612,675 shares of stock under the 2014 Plan were issued and outstanding. In addition, as discussed below, the Compensation Committee intends to grant of a total of 2,766,686 restricted stock units to executive officers and other employees, subject to shareholder approval of this Proposal 3 (Proposed RSU Awards). For a further discussion of securities authorized for issuance under the 2014 Plan, see “Equity Compensation Plan Information” below. On May 25, 2022, the closing price of our Common Stock as reported on The Nasdaq Capital Market was $0.73 per share.

The Board believes that it is in the best interests of the Company and our shareholders for the shareholders to approve the proposed increase in shares available for grant under the 2014 Plan. The Board believes that equity awards assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in the Company. In addition, equity awards are an important contributor to aligning the incentives of our employees with the interests of our shareholders. The Board also believes equity awards are essential to attracting new employees. Competition for qualified employees that can further our success is intense. The Board believes that in order to remain competitive with other companies, we must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put us at a competitive disadvantage with respect to attracting and retaining qualified personnel.

Further, the 2014 Plan provides that awards granted under the 2014 Plan during any fiscal year may not exceed 500,000 shares and may not have a grant date value in excess of $3,000,000. These individual award limitations were originally designed to allow us to provide “performance-based compensation” that was tax deductible by us without regard to the limitations of Section 162(m) of the Code. However, the performance-based compensation exception under Section 162(m) of the Code was eliminated by the Tax Cuts and Jobs Act of 2017, and thus the individual award limitations described above no longer serve their intended purpose. The Board believes that it is in the best interests of the Company and our shareholders to remove the limitations on individual awards under the 2014 Plan in order to provide the Company with increased flexibility to use equity awards to better align the incentives of our employees with our shareholders and to attract and retain qualified employees. If approved by the shareholders, the Second Amendment and Restatement would remove the individual award limitations from the 2014 Plan.

Consequences of Failing to Approve the Second Amendment and Restatement

Shareholder approval of the proposed Second Amendment and Restatement is required under the rules of the Nasdaq applicable to the Company. If the proposed Second Amendment and Restatement is not approved, it will not go into effect. Awards may continue to be made under the 2014 Plan until the shares remaining for awards under the 2014 Plan are exhausted. If that occurs, we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align our employee compensation practices with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and the use of cash that might otherwise be reinvested in our businesses or returned to our shareholders.

Summary of the 2014 Plan

The following is a summary of the principal provisions of the 2014 Plan, as amended to reflect the Second Amendment and Restatement. This summary is qualified in its entirety by reference to the full text of the 2014 Plan, as proposed to be amended by the Second Amendment and Restatement, which is attached as Appendix B to this proxy statement. The following summary reflects the changes to the 2014 Plan that will occur if this Proposal 3 is approved. This summary does not reflect the changes to the 2014 Plan that will occur if the reverse stock split (Proposal 2) is approved.

The 2014 Plan provides for the award of both incentive stock options, which are intended to qualify for favorable tax treatment under Section 422 of the Code, and nonqualified stock options, as well as for the award of stock appreciation rights or SARs, restricted stock awards or RSAs, and restricted stock units or RSUs. Pursuant to the 2014 Plan, incentive stock options may be granted only to our employees. We may grant all other types of awards to our employees, directors and consultants (each a Participant).

Administration. The 2014 Plan will be administered by our compensation committee or by our Board acting in place of our compensation committee. Subject to the terms and conditions of the 2014 Plan, the administrator will have the authority, among other things, to select the persons to whom awards may be granted, construe and interpret the 2014 Plan, as well as to determine the terms of such awards and prescribe, amend and rescind the rules and regulations relating to the plan or any award granted thereunder. The 2014 Plan provides that the administrator may delegate its authority, including the authority to grant awards, to one or more executive officers to the extent permitted by applicable law, provided that awards granted to non-employee directors may only be determined by our Board.

Eligibility. Our employees, consultants and directors, including non-employee directors, are eligible to participate in the 2014 Plan. As of May 25, 2022, there were 98 employees (including one employee director), no consultants and four non-employee directors who were eligible to participate in the 2014 Plan.

Securities to be Offered. As noted above, as of May 25, 2022, only 272,248 shares remained available for issuance under the 2014 Plan out of the 6,300,000 authorized for issuance under the 2014 Plan after giving effect to the prior amendments to the 2014 Plan. The Second Amendment and Restatement would increase the number of shares of our Common Stock available for awards under the 2014 Plan by 6,000,000 shares of Common Stock (Additional Shares). Accordingly, a total of 12,300,000 shares of Common Stock would be authorized to be issued under the 2014 Plan, which number also represents the maximum aggregate number of shares of Common Stock that may be issued under the 2014 Plan through incentive stock options. If an award under the 2014 Plan is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will again be available for new awards under the 2014 Plan. As noted above, if the Second Amendment and Restatement is approved, 3,505,562 shares will be available for future grants under the 2014 Plan, which total includes the number of shares remaining available under the 2014 Plan on May 25, 2022, and the number of shares that would be subject to the Proposed RSU Awards.

If shareholders approve the Second Amendment and Restatement, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the Additional Shares as soon as reasonably practicable following such approval.

Options. The 2014 Plan provides for the grant of both incentive stock options intended to qualify under Section 422 of the Code, and nonstatutory stock options (Nonstatutory Options) to purchase shares of our Common Stock at a stated exercise price.  Incentive stock options may only be granted to employees, including officers and directors who are also employees. The exercise price of stock options granted under the 2014 Plan must be at least equal to the fair market value of our Common Stock on the date of grant.  Incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock must have an exercise price of at least 110% of the fair market value of our Common Stock on the date of grant. Subject to stock splits, recapitalizations or similar events, as amended, upon shareholder approval of this proposal, no more than 12,300,000 shares may be issued pursuant to the exercise of incentive stock options granted under the 2014 Plan.

Options may vest based on service or achievement of performance conditions, as determined by the administrator. The administrator may provide for options to be exercised only as they vest or to be immediately exercisable, with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under the 2014 Plan is ten years from the date of grant, except that the maximum permitted term of incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock is five years from the date of grant.

Restricted Stock Awards (RSAs). An RSA is an offer by us to grant or sell shares of our Common Stock subject to restrictions, which may lapse based on the satisfaction of service or achievement of performance conditions. The price, if any, of an RSA will be determined by the administrator. Holders of RSAs, unlike holders of options, will have the right to vote and any dividends or stock distributions paid pursuant to RSAs will be accrued and paid when the restrictions on such shares lapse. Unless otherwise determined by the administrator, vesting will cease on the date the participant no longer provides services to us and unvested shares may be forfeited to or repurchased by us.

Stock Appreciation Rights (SARs). An SAR provides for a payment, in cash or shares of our Common Stock, up to a specified maximum of shares, if determined by the administrator, to the holder based upon the difference between the fair market value of our Common Stock on the date of exercise and a predetermined exercise price, multiplied by the number of shares.  The exercise price of an SAR must be at least the fair market value of a share of Common Stock on the date of grant.  SARs may vest based on service or achievement of performance conditions.  SARs may not have a term that is longer than ten years from the date of grant.

Restricted Stock Units. RSUs represent the right to receive the value of shares of our Common Stock at a specified date in the future, and may be subject to vesting based on service or achievement of performance conditions and may be settled in cash, shares of our common stock or a combination of both.  No RSU may have a term that is longer than ten years from the date of grant. In this Proxy Statement, certain awards of RSUs, for which issuance of Common Stock under such awards, once vested, is deferred to the date the holder is no longer providing service, are referred to as DSUs.

Performance Awards. Performance awards granted pursuant to the 2014 Plan may be in the form of a cash bonus, or an award of performance shares or performance units denominated in shares of our Common Stock that may be settled in cash, property or by issuance of those shares, subject to the satisfaction or achievement of specified performance conditions.

Stock Bonus Awards. A stock bonus award provides for payment in the form of cash, shares of our Common Stock or a combination thereof, based on the fair market value of shares subject to such award as determined by the administrator. The awards may be granted as consideration for services already rendered, or at the discretion of the administrator, may be subject to vesting restrictions based on continued service or performance conditions.

Dividend Equivalents Rights. Dividend equivalent rights may be granted at the discretion of the administrator, and represent the right to receive the value of dividends, if any, paid by us in respect of the number of shares of our Common Stock underlying an award. Dividend equivalent rights will be subject to the same vesting or performance conditions as the underlying award and will be paid only when the underlying award has become fully vested. Dividend equivalent rights may be settled in cash, shares or other property, or a combination of thereof as determined by the administrator.

In the event of a change of control of the Company, any or all outstanding awards may be (i) continued by the Company, if the Company is the successor entity; or (ii) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent awards, including, but not limited to a payment in cash or other right to acquire the same consideration paid to shareholders of the Company upon a change of control. In the event a successor corporation refuses to assume or substitute outstanding awards, then each such award will become fully vested and, as applicable, exercisable, immediately prior to the consummation of the proposed change of control. For purposes of the foregoing, any awards subject to outstanding performance-based criteria that are not assumed will be deemed earned and vested at 100% of target level (or based on actual achievement if greater) unless otherwise indicated in an applicable award agreement. Notwithstanding the foregoing, in the event of a change in control, any outstanding awards granted to our non-employee directors under the 2014 Plan will become vested and exercisable, as applicable, immediately prior to the consummation of the change in control.

Adjustment. In the event of a change in the number of outstanding shares of our Common Stock without consideration by reason of a stock dividend, extraordinary dividend or distribution, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation reclassification, spin-off or similar change in our capital structure, proportional adjustments will be made to the number of shares reserved for issuance under the 2014 Plan; the exercise prices, number and class of shares subject to outstanding options or SARs; the number and class of shares subject to other outstanding awards; and any applicable maximum award limits with respect to incentive stock options subject to any required action by the Board or our shareholders and compliance with applicable laws.

Clawback; Transferability. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by our Board or required by law during the term of service of the participant, to the extent set forth in such policy or applicable agreement. Except in limited circumstances, awards granted under the 2014 Plan may generally not be transferred in any manner other than by will or by the laws of descent and distribution.

Amendment and Termination. Our Board or Compensation Committee may amend the 2014 Plan at any time, subject to shareholder approval as may be required. The 2014 Plan will terminate on June 16, 2030, unless it is terminated earlier by our Board. No termination or amendment of the 2014 Plan may adversely affect any then-outstanding award without the consent of the affected participant, except as is necessary to comply with applicable laws.

U.S. Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the 2014 Plan. This description is based on current law, which is subject to change, possibly retroactively. The tax treatment of a Participant in the 2014 Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of the Common Stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the 2014 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants under the 2014 Plan

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income, subject to our withholding obligations for an employee, in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price of the award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (ISO Stock) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash, if any, paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2014 Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a domestic relations order, but the 2014 Plan allows the Committee to permit the transfer of awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options, other than in the context of divorce, or SARs. However, the IRS has informally indicated that after a transfer of stock options, other than in the context of divorce pursuant to a domestic relations order, the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2021, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; RSUs; Stock Bonus Awards; Other Stock-Based or Cash-Based Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of Common Stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the Common Stock received.

A recipient of an RSA or Stock Bonus Award generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Stock when it is received, reduced by any amount paid by the recipient; however, if the Common Stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to Company

Reasonable Compensation. In order for the amounts described above to be deductible by us, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2014 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees. Our ability to obtain a deduction for amounts paid under the 2014 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits - Proposed Restricted Stock Unit Awards to Our Executive Officers

The grant of stock options or other awards under the 2014 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Compensation Committee. As of the date of this Proxy Statement, there has been no determination by the Compensation Committee with respect to future awards under the 2014 Plan other than as set forth below. Accordingly, future awards, other than as described below, are not determinable.

Our Compensation Committee approved a resolution proposing the award of restricted stock units under the 2014 Plan to Mr. Bradley and certain other employees (Proposed RSU Awards), subject to and effective upon shareholder approval of this Proposal 3. In addition, on December 15, 2021, Mr. Mitchell was granted an award of 1,000,000 RSUs, which was amended on January 27, 2022 (Mitchell Award). If this Proposal 3, is not approved, the Mitchell Award will vest only if a Change in Control (as defined in the 2014 Plan) occurs prior to December 31, 2026. Further, if there are insufficient shares remaining available under the 2014 Plan at the time of such Change in Control, the Mitchell award will be settled in cash. If this Proposal 3 is approved, the Mitchell Award will instead vest in five equal installments on each of the first five anniversaries of the date of grant and may, at the election of the Board, be settled in cash or shares of Common Stock. The approving action of the Compensation Committee is intended as an incentive designed to align the interests of executive management and other employees with shareholder value. If this Proposal 3 is approved, the Proposed RSU Awards would be granted and sufficient shares would be available for settlement of the Mitchell Award. The Proposed RSU Awards and the Mitchell Award would vest immediately, over a two-year period or over a five-year period, as indicated in the footnotes to the table below. If our shareholders do not approve this Proposal 3, the Proposed RSU Awards described above will not be granted and insufficient shares would be available to settle the Mitchell Award in Common Stock if it became vested. However, to the extent there are available shares under the 2014 Plan, the Committee may settle a portion of the Mitchell Award, if vested, in shares of Common Stock, grant other awards, including awards similar to the Proposed RSU Awards, to our executive officers, employees and other eligible recipients without the approval of our shareholders.

The following table sets forth (i) the aggregate number of shares subject to the Proposed RSU Awards and the Mitchell Award and (ii) the market value on May 25, 2022, of such Proposed RSU Awards and the Mitchell Award:

Name	Position	Number of Restricted Stock Unit Shares Proposed to be Granted (1)		Per Share Value of Proposed Restricted Stock Unit Awards (2)

Peter G. Bradley.	Director and Executive Chairman	1,433,759	(3)	$0.73
Todd T. Mitchell	Chief Operating Officer and Chief Financial Officer	1,182,927	(4)	$0.73
All other employees		150,000	(5)	$0.73

(1)	The Proposed RSU Awards will be granted only if our shareholders approve this Proposal 3 at the Annual Meeting. Share amounts do not reflect the proposed reverse stock split.
(2)	Represents the closing sales price of our Common Stock on May 25, 2022, as reported on the Nasdaq Capital Market.
(3)

Upon shareholder approval of this Proposal 3, Mr. Bradley would immediately vest in 67,905 RSUs. He would vest in 365,854 in two annual installments ending March 4, 2024, and in 1,000,000 RSUs in five annual installments ending March 4, 2027.

(4)

Upon shareholder approval of this Proposal 3, Mr. Mitchell would vest in 182,927 RSUs in two annual installments ending on March 4, 2024, and in the 1,000,000 RSUs covered by the Mitchell Award in five annual installments ending December 15, 2026.

(5)	Upon shareholder approval of this Proposal 3, each holder’s RSUs would vest in two annual installments ending on March 4, 2024.

Interest of Certain Persons in Matters to Be Acted Upon

Each of our current directors, executive officers and employees is eligible to receive awards under the 2014 Plan. If the proposed amendment is approved, such persons would potentially benefit from a larger number of shares being available for issuance under the 2014 Plan and could potentially receive a larger number of awards. In addition, the increase in the shares available for issuance under the 2014 Plan would facilitate the grant of the Proposed RSU Awards to executive officers as described above in this Proposal 3. The Board and Compensation Committee have the discretion to determine which eligible persons will receive awards under the 2014 Plan. As a result, future participation in the 2014 Plan by executive officers, directors and other employees is not determinable.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE RICEBRAN TECHNOLOGIES SECOND AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

PROPOSAL FOUR

NONBINDING ADVISORY VOTE TO APPROVE THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) and as required by Rule 14a-21, we are providing our shareholders with an opportunity to vote, on an advisory, nonbinding basis, on a resolution to approve the compensation of our named executive officers for the year ended December 31, 2021. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation.

In considering their vote, we encourage our shareholders to read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program. As described under the heading “Compensation Philosophy,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. We discuss how our executive compensation policies and procedures implement our compensation philosophy. The Board and Compensation Committee believe that these policies and procedures are effective in implementing our compensation philosophy and are strongly aligned with the long-term interests of our shareholders.

We are asking our shareholders to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as described in this proxy statement pursuant to Item 402 of Regulation S-K, which includes the disclosures in the “Executive Compensation – Compensation Philosophy” section below, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, our Board unanimously recommends that our shareholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on a nonbinding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K.”

The say-on-pay vote is advisory, and therefore will not be binding on the Company, the Compensation Committee or the Board and neither our Compensation Committee nor our Board will be required to take any action as a result of the outcome of the vote. However, the Board and Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of this vote and the Compensation Committee will evaluate whether any actions are necessary to address such outcome.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NONBINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

RSM US LLP has been appointed by the Audit Committee to continue as our registered public accountants for the fiscal year ending December 31, 2022. Shareholder ratification of RSM US LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board is seeking such ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of RSM US LLP as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2022. Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of us and our shareholders. We expect a representative of RSM US LLP to be present at the Annual Meeting or otherwise be available to make a statement or respond to appropriate questions.

Fees Billed by Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by our independent registered public accounting firm, RSM US LLP, Houston, Texas.

	2021	2020
Audit fees	$340,000	$323,000
Audit-related fees	26,000	26,000
Tax fees	-	-
All other fees	-	-
Total	$366,000	$349,000

Audit fees

Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and the review of our financial statements included in our quarterly filings on Form 10-Q, as well as services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-related fees

Audit-related fees in 2021 and 2020 relate to consents and comfort letters provided in connection with filings on Form S-3.

Tax fees

There were no tax fees in 2021 or 2020.

All other fees

There were no other fees in 2021 or 2020.

Pre-Approval Policies

Our Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services. All fees reported under the headings Audit fees, Audit-related fees, Tax fees and All other fees above were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board for the fiscal year ended December 31, 2021.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2021 (Audited Financial Statements) and management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The committee discussed with RSM US LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The committee also received the written disclosures and the letter from RSM US LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent registered public accounting firm’s communications with the committee concerning independence, and has discussed with RSM US LLP the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors

David Chemerow, Chairman

Brent D Rosenthal

OTHER INFORMATION

EXECUTIVE OFFICERS

Peter G. Bradley, 63, has served as a director since July 2019 and as executive chairman of the board since August 2020. Mr. Bradley is a global business leader with more than 23 years of experience as an executive in consumer foods, dietary supplements, food ingredients and specialty chemicals. Mr. Bradley has been a principal at Ingredient Insights (Insights), a strategic consulting business focused in food ingredients and specialty materials geared toward mergers and acquisitions activity, supporting new start-ups and providing diligence support for institutional investors since 2017. He has been an operating partner at Arbor Investments, a specialized private equity firm that focuses exclusively on acquiring premier companies in the food, beverage and related industries since 2019. From 2016 to 2017, Mr. Bradley served as chairman of the board of Novel Ingredients (Novel), a technology driven provider of value-added ingredients and finished products to the U.S. dietary supplement industry, where he spearheaded the entry into finished consumer products and successfully guided Novel through the process that culminated in its acquisition by Innophos Holdings, Inc. (Innophos) in August 2017. As chief executive officer of Novel from 2014 to 2016, he guided Novel’s transition from an owner-managed business into a successful private equity portfolio company. From 2009 to 2013, Mr. Bradley was chief executive officer of Warwick International Group, a specialty chemical company manufacturing bleach activator for the global home care industry and distributing specialty chemicals in Southern Europe and Asia. Prior to Warwick, Mr. Bradley was with Sensient Technologies Corporation (NYSE: SXT), in various executive management positions from 2003 to 2009. Mr. Bradley holds a bachelor’s degree in Business Studies from Manchester University and a Post Graduate Diploma in Marketing from Manchester Business School.

Todd T. Mitchell, 55, has served as our chief operating officer since December 2021, our chief financial officer since July 2019 and our executive vice president from May 2019 to June 2019. From 2015 until 2019, Mr. Mitchell served as chief financial officer of the Park City Group, Inc. (NASDAQ: PCYG). Mr. Mitchell served as a director of research for Brean Capital LLC from 2012 to 2015, after working as a research analyst at various Wall Street firms for 12 years, focusing on technology companies. Mr. Mitchell earned a Master of Business Administration and a Master of Economics from George Washington University, and a Bachelor of Arts from Vassar College.

EXECUTIVE COMPENSATION

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a summary compensation table and an outstanding equity awards at fiscal yearend table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer, and our two other most highly compensated executive officers, if any. For the fiscal year ended December 31, 2021, our “named executive officers” were:

●	Peter G. Bradley, Director and Executive Chairman; and

●	Todd T. Mitchell, Chief Operating Officer and Chief Financial Officer.

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our named executive officers and to assure that they are compensated effectively in a manner consistent with our compensation strategy and resources, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components: (i) establish competitive base salaries to attract qualified talent, and (ii) evaluate performance and grant performance-based bonuses that may include share-based and cash components. Our goal is to establish executive compensation levels to allow us to remain competitive in our industry and to attract and retain executives of a high caliber. Similarly, we strive to align components of annual compensation to performance and achievement of our business objectives in an effort to retain highly motivated executives who are focused on performance. We review other public reports and consider the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels. Our performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and determination of compensation levels.

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid to our named executive officers for services rendered to us in all capacities during fiscal years 2021 and 2020.

Name and Principal Position (1)	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Stock Awards ($)(2)(3)	Nonequity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Peter G. Bradley, Director and Executive Chairman	2021	180,000	-	-	318,055	-	-	498,055
	2020	67,500	-	-	43,784	-	-	111,284

Todd T. Mitchell, Chief Operating Officer and Chief Financial Officer	2021	265,000	-	-	75,000	20,000	-	360,000
	2020	235,000	-	76,697	175,500	20,000	4,576	511,773

(1)

As discussed further in the “Narrative Disclosure to the Summary Compensation Table” section below, the named executive officers held various positions in 2021 and 2020. Mr. Bradley was appointed executive chairman of the Board in August 2020. As such, the amounts reported for 2020 for Mr. Bradley reflect the compensation paid to him during the portion of 2020 during which he was employed as our executive chairman. Mr. Mitchell was appointed chief operating officer in December 2021. The amounts reported for 2021 for Mr. Mitchell reflect amounts paid to him during the full 2021 fiscal year.

(2)

Amounts in this column reflect the grant date fair value, calculated in accordance with FASB ASC Topic 718, of equity and share-based awards granted to the named executive officers. The assumptions underlying these calculations are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for 2021.

(3)

For 2021, amounts in this column relate to awards of Common Stock, RSUs (including DSUs) granted under the 2014 Plan, which awards are discussed further in the “Narrative Disclosure to the Summary Compensation Table” section below. A portion of the amount included in this column for Mr. Bradley is attributable to an award of 45,872 DSUs granted to Mr. Bradley on June 16, 2021, as compensation for his service on the Board. The grant date fair value associated with this DSU award was $50,000 and calculated in the manner described in Note 2 above. The amounts in this column exclude the December 2021 RSU Board award to Mr. Mitchell of 1,000,000 RSUs, as discussed further in the “Narrative Disclosure to the Summary Compensation Table” section below, because the award is considered contingently granted and thus does not have a grant date fair value under FASB ASC Topic 718.

(4)

Amounts in this column reflect payments made to Mr. Mitchell pursuant to our bonus plan applicable to senior officers which contains written performance objectives that were communicated to Mr. Mitchell at the beginning of the fiscal year.

(5)	All other compensation for Mr. Mitchell in 2020 consists of 401(k) safe harbor contributions.

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the compensation arrangements we have with each of the named executive officers and other compensation received by the named executive officers during 2021. All Common Stock, stock option, and RSU grants (including DSU grants) described below were made pursuant to the 2014 Plan.

Peter G. Bradley, Executive Chairman

Mr. Bradley served as a non-employee director of our Board from July 2019 until he was initially employed by us when he was appointed executive chairman of the Board effective August 14, 2020. We entered into an offer letter with Mr. Bradley on August 12, 2020, governing the terms of his employment as our executive chairman (Offer Letter). The nature of Mr. Bradley’s employment is at-will and the term of Mr. Bradley’s Offer Letter continues until either the Company or Mr. Bradley elects to terminate the agreement.

Under the Offer Letter, Mr. Bradley is entitled to receive an annual cash salary of $180,000 and an annual cash bonus award. Whether any bonus award is earned by Mr. Bradley is determined in the complete discretion of the Board. We do not maintain a formal bonus plan, but historically, the Board has considered both individual and Company performance in determining whether annual bonuses have been earned. The Board determined that no annual bonus was earned by Mr. Bradley for the 2020 or 2021 fiscal years. Mr. Bradley is also entitled under the Offer Letter to receive stock grants under the 2014 Plan with a value of $10,000 for each month of his service. The monthly grant was in the form of shares of Common Stock for his service from August 2020 through November 2021 and in the form of DSUs for his December 2021 service. Each Common Stock and DSU award was fully vested on the applicable date of grant. The number of shares of Common Stock awarded or subject to a DSU, as applicable, was determined based on the volume-weighted average closing price of our Common Stock for the ten trading days prior to the applicable date of grant. Additionally, Mr. Bradley is eligible under the Offer Letter to participate in the benefit plans and programs we make available to similarly situated employees from time to time.

Effective February 1, 2022, Mr. Bradley’s annual cash salary increased from $180,000 to $240,000, and the monthly stock grant decreased from $10,000 to $5,000; however, any future monthly stock grants are contingent upon shareholders approving an increase in the shares available for issuance under the 2014 Plan. If shareholders do not approve such increase prior to Mr. Bradley’s separation from the Company or a change in control, he will receive $5,000 cash for each month of service after January 2022, in lieu of stock.

Mr. Bradley received awards of RSUs and DSUs during 2021 in addition to the stock awards granted pursuant to the Offer Letter as described above. In February 2021, the Board granted Mr. Bradley 156,250 RSUs. Half of the RSUs vested on February 26, 2022, and the remainder vest on February 26, 2023, subject to Mr. Bradley’s continued employment through February 26, 2023. In June 2021, as compensation for his services as a director, the Board granted Mr. Bradley 45,872 DSUs which vest on the earlier of June 16, 2022, or one day prior to the annual meeting, subject to Mr. Bradley’s continued employment, or board service, through the vesting date.

Todd T. Mitchell, Chief Operating Officer and Chief Financial Officer

Mr. Mitchell was initially employed by us in May 2019, appointed chief financial officer effective July 1, 2019, and appointed chief operating officer effective December 7, 2021. We entered into an employment agreement with Mr. Mitchell on May 28, 2019, governing the terms of his employment (Employment Agreement). The term of Mr. Mitchell’s employment agreement renews automatically for successive one-year terms unless either party notifies the other party in writing at least ninety (90) days prior to the expiration of the then-effective term of such party’s intention not to renew the agreement. Under the Employment Agreement, Mr. Mitchell is entitled to receive an annual base salary of $235,000. Mr. Mitchell’s salary was increased from $235,000 to $275,000 effective April 1, 2021. Mr. Mitchell is eligible to participate in any bonus program that we adopted applicable to our senior officers. Mr. Mitchell is currently eligible to earn an annual cash bonus of up to 40% of his annual base salary based upon satisfaction of corporate and individual goals as determined by our Compensation Committee. The Compensation Committee determined that Mr. Mitchell earned an annual bonus of $20,000 for 2021 which was paid in 2022 and an annual bonus of $20,000 for 2020 which was paid in 2021.

Under the Employment Agreement, Mr. Mitchell is eligible to receive equity awards at the discretion of the Board or the Compensation Committee. In February 2021, the Board granted Mr. Mitchell 78,125 RSUs. Half of the RSUs vest on February 26, 2022, and the remainder vest on February 26, 2023, subject to Mr. Mitchell’s continued employment through February 26, 2023.

In December 2021, the Board granted Mr. Mitchell 1,000,000 RSUs. The RSUs will vest in full if a change of control of the Company occurs prior to December 31, 2026, provided that Mr. Mitchell remains in continuous service to the Company through the change of control date. However, if our shareholders approve an expansion of the shares available for issuance under the 2014 Plan prior to December 15, 2022, then the RSUs will vest 20% on December 15th of each of 2022, 2023, 2024, 2025 and 2026, subject to Mr. Mitchell’s continuous employment through each such date. Because the award is considered contingently granted under FASB ASC Topic 718, no grant date fair value is associated with the award during 2021, and thus no amounts related to this award are reflected in the Summary Compensation Table.

Equity Compensation Arrangements - Amended and Restated 2014 Equity Incentive Plan (2014 Plan)

The Board adopted the 2014 Plan in June 2020, after it was approved by our shareholders. As of December 31, 2021, the total shares of Common Stock authorized for issuance under the plan, as amended, was 6,300,000 shares. Under the terms of the 2014 Plan, we may grant stock options, shares of Common Stock and other share-based awards to officers, directors, employees or consultants providing services on such terms as are determined by the Board. The Board administers the plan, determines vesting schedules on plan awards and may accelerate the vesting schedules for award recipients. The options granted under the 2014 Plan have terms of up to 10 years. As of December 31, 2021, awards for the purchase of 5,813,021 shares of Common Stock had been granted and remain outstanding (including common stock options, Common Stock, RSUs (including DSUs)) and 486,979 shares of Common Stock were reserved for future grants under the 2014 Plan. In addition, as of December 31, 2021, we had outstanding the Mitchell Award described in Proposal Three, the vesting of which, as amended, is subject to our shareholders approving an increase in the total number of shares of Common Stock authorized for issuance under the 2014 Plan.

Pension Benefits

Our named executive officers were eligible to participate in a defined contribution retirement plan qualified under subsection 401(k) of the Internal Revenue Code (the 401(k) Plan) in 2021. Named executive officers participating in the 401(k) Plan did not receive contributions from the Company into the 401(k) Plan in 2021. None of our named executive officers are currently covered by any other pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. Mr. Bradley holds DSUs, issued as compensation for his service as a director, which are discussed in “Director Compensation.” These DSUs are nonqualified deferred compensation awards.

Outstanding Equity Awards

The following table provides information as of December 31, 2021, regarding outstanding equity awards held by each of our named executive officers.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
		(# Exercisable)	(#)	($/sh)	Date	(#) (10)	($) (9)
Peter G. Bradley	(1)	-	-	-	-	45,872	16,055
	(2)	-	-	-	-	156,250	54,688
Todd T. Mitchell	(3)	-	-	-	-	78,125	27,344
	(4)	-	-	-	-	162,500	56,875
	(5)	-	-	-	-	1,000,000	350,000
	(6)	48,437	26,563	2.90	5/28/2029	-	-
	(7)	21,550	64,650	1.23	1/28/2030	-	-
	(8)	5,500	16,500	1.11	3/31/2030	-	-

(1)

Represents shares subject to DSUs. Unvested units vest the earlier of June 16, 2022, or one day prior to the Annual Meeting, subject to Mr. Bradley’s continued service to the Company through the applicable date.

(2)

Represents shares subject to RSUs. Unvested units vest in two equal annual installments on each of February 26, 2022, and February 26, 2023, subject to Mr. Bradley’s continued employment or service to the Company through each such date.

(3)

Represents shares subject to RSUs. Unvested units vest in two equal annual installments on each of February 26, 2022, and February 26, 2023, subject to Mr. Mitchell’s continued employment with the Company through each such date.

(4)

Represents shares subject to RSUs. Mr. Mitchell was awarded 325,000 RSUs in December of 2020, half of which vested on December 9, 2021, with the other half remaining outstanding. Unvested units vest on December 9, 2022, subject to Mr. Mitchell’s continued employment with the Company.

(5)

Represents shares subject to RSUs. Unvested units will vest fully if a change of control of the Company occurs prior to December 31, 2026, and Mr. Mitchell remains in continuous service to the Company through the change of control date. However, if our shareholders approve an expansion of the shares available for issuance under the 2014 Plan prior to December 15, 2022, then the RSUs will vest 20% on December 15th of each of 2022, 2023, 2024, 2025 and 2026.

(6)

Unvested options vest and become exercisable in seventeen equal monthly installments ending May 28, 2023, subject to Mr. Mitchell’s continued employment with the Company through the applicable vesting date.

(7)

Unvested options vest and become exercisable in three equal annual installments ending January 28, 2024, subject to Mr. Mitchell’s continued employment with the Company through the applicable vesting date.

(8)

Unvested options vest and become exercisable in three equal annual installments ending March 31, 2024, subject to Mr. Mitchell’s continued employment with the Company through the applicable vesting date.

(9)	Amounts in this column were calculated by multiplying the number of shares underlying the unvested awards by $0.35, the closing price of our Common Stock on December 31, 2021.
(10)

This table excludes 170,308 vested DSUs held by Mr. Bradley as of December 31, 2021, for which settlement is deferred until the date Mr. Bradley is no longer providing services to the Company. The market value of the vested DSUs as of December 31, 2021, was $59,608, which amount was calculated by multiplying the number of shares underlying the vested DSUs by $0.35, the closing price of our Common Stock on December 31, 2021.

Termination and Change in Control Arrangements

The Employment Agreement with Mr. Mitchell requires us to provide compensation to him upon certain qualifying terminations of his employment with us or upon a termination of his employment for any reason within a certain period before or after a change in control of the Company. The Offer Letter with Mr. Bradley does not provide for payments upon a termination of Mr. Bradley’s employment or upon the occurrence of a change in control.

In addition to the consideration described above, the amount of compensation payable to Mr. Mitchell for termination or a change of control under the Employment Agreement is discussed below.

●

Termination Without Cause, for Good Reason, or due to Death. In the event employment is terminated (i) by us other than for Cause, (ii) by the employee for Good Reason, or (iii) due to the employee’s death, Mr. Mitchell shall be entitled to a cash lump sum payment in an amount equal to the current base annual salary he would have been paid during the 90-day period following such termination.

●

Termination in Connection with a Change of Control. In the event that Mr. Mitchell resigns or is terminated within 60 days before and 90 days after a Change of Control, Mr. Mitchell would be entitled to a cash lump sum payment in an amount equal to the current base annual salary he would have been paid during the 270-day period following such termination.

For purposes of the Employment Agreement:

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for 30 days following written notice of breach, (ii) the employee has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) the employee has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) employee habitually misuses alcohol, drugs, or any controlled substance, (v) the employee breaches his proprietary information agreement, or (vi) the employee fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, is defined as (i) any material breach by us of any provision of the employee’s employment agreement; (ii) a material reduction of the employees duties or responsibilities, or the assignment of duties or responsibilities that are not consistent or commensurate with his position at the time the employee entered into the agreement (iii) any reduction of the employee’s base salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

“Change of Control” means any of the following events: (x) the consummation of a merger or consolidation of the Company with any other entity which results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) the sale or other transfer in one or more transactions not in the ordinary course of the Company’s business or personal property assets constituting more than fifty percent (50%) of the personal property assets of the Company and its subsidiaries (taken as a whole) to any such person or group of persons; provided, however, that the sale of the assets or equity interests of any subsidiary of the Company shall not constitute a Change of Control.

In addition to compensation otherwise payable to Mr. Bradley and Mr. Mitchell, regardless of the circumstances of Mr. Bradley’s or Mr. Mitchell’s termination of employment, they will be entitled to receive amounts earned during the term of their employment. Such amounts include: the portion of their current annual base salary and bonuses which have accrued through the date of termination but remain unpaid and payment for accrued but unused vacation.

Mr. Mitchell’s RSU award dated December 15, 2021, provides that upon a Change in Control Transaction which occurs prior to December 31, 2026 (so long as Mr. Mitchell remains in continuous service with the Company through the Change in Control Transaction date), 100% of the awarded RSUs will vest immediately upon such Change in Control Transaction. If a Change in Control Transaction does not occur prior to December 31, 2026, Mr. Mitchell shall forfeit all unvested RSUs pursuant to the award agreement on December 31, 2026. As such, if a Change in Control Transaction was consummated on December 31, 2021, such award would have vested in full. If a Change in Control Transaction did not occur and Mr. Mitchell’s employment was terminated for any reason on December 31, 2021, all RSUs subject to the award would have been immediately forfeited.

For purposes of the 2014 Plan, a “Change of Control Transaction” means the occurrence of any of the following: (a) acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 45% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board, calculated on a fully diluted basis after giving effect to such acquisition; (b) election of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) members of the Board on the effective date and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date; provided that any person nominated for election by a Board at least two-thirds of which consisted of persons described in clauses (i) or (ii) or by persons who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of persons described in clause (i); (c) sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of May 25, 2022, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors and director nominees, (iii) each of the named executive officers, and (iv) all directors and current executive officers as a group. For purposes of this section, “named executive officers” shall mean: (i) each person who served as our chief executive officer and/or executive chairman during fiscal year 2021; (ii) the two most highly compensated executive officers other than the chief executive officer and/or executive chairman who were serving as executive officers at the end of fiscal year 2021, if any; and (iii) up to two additional individuals for whom disclosure would have been provided in the table below, but for the fact that such persons were not serving as executive officers as of the end of fiscal year 2021.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares of Common Stock issuable upon exercise or conversion of options and warrants that are currently exercisable or are exercisable within 60 days after May 25, 2022, and shares underlying RSUs (including DSUs) vesting within 60 days after May 25, 2022, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage of any other shareholder. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o RiceBran Technologies, 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage (1)
Continental Grain Company (2)	5,340,161	10.24%
Will T. Black	-	*
Peter G. Bradley (3)	528,985	1.01%
David Chemerow (4)	479,665	*
Jean M. Heggie	-	*
Todd T. Mitchell (5)	299,728	*
Brent D. Rosenthal (6)	710,269	1.35%

All directors and executive officers as a group (6 persons) (7)	2,018,647	3.81%
* less than 1%

(1)	The applicable percentage of ownership is based on 52,169,146 shares of our Common Stock outstanding as of May 25, 2022.
(2)

Based on information reported on a Form 4 filed with the SEC on December 20, 2019, and a Schedule 13D filed with the SEC September 25, 2017 (as amended May 17, 2022) by Continental Grain Company (CGC), a Delaware corporation. The address of the principal office of CGC is 767 Fifth Avenue, New York, NY 10153.

(3)	Includes 216,180 shares underlying DSUs.
(4)	Includes 214,433 shares underlying DSUs. Includes 260,332 shares are held by the David I. Chemerow 1992 Trust.
(5)	Includes 111,915 shares issuable upon exercise of options.
(6)	Includes 294,600 shares underlying DSUs.
(7)	Includes 110,352 shares issuable upon exercise of options and 725,213 shares underlying vested DSUs.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2021, certain information with respect to the 2014 Plan follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)(1)	(b)(2)	(c)(3)
Equity compensation plans approved by shareholders	2,775,044	$1.95	486,979
Equity compensation plans not approved by shareholders	-	-	-
Total	2,775,044	$1.95	486,979

(1)

This amount reflects the number of shares of Common Stock to be issued upon vesting of 921,993 RSUs, 1,209,092 shares of Common Stock subject to DSUs, 865,052 of which are vested, but for which settlement is deferred to the date the holder is no longer providing service to RiceBran Technologies and 643,959 shares of Common Stock to be issued upon the exercise of stock options. Excludes the number of shares of Common Stock to be issued upon the vesting of the Mitchell Award described in Proposal Three above because the award is considered contingently granted under FASB ASC Topic 718.

(2)	The weighted-average exercise price excludes shares underlying RSUs, which do not have an exercise price.
(3)	Represents shares reserved for future issuance under the 2014 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the average of our total assets at the end of our last two completed fiscal years, and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction). Each Related Party Transaction that occurred since January 1, 2020, has been approved by our Board, Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation,” “Director Compensation” and “Director Compensation Table”, we believe that there have been no Related Party Transactions since January 1, 2020, other than those described below.

Transactions with Continental Grain Company

Our former director, Ari Gendason, is an employee and senior vice president and chief investment officer of Continental Grain Company (CGC). As of the date of this filing, CGC owns approximately 10.24% of our outstanding Common Stock. We had agreed in September 2017 that in connection with each annual or special meeting of our shareholders at which members of our Board are to be elected, or any written consent of our shareholders pursuant to which members of the Board are to be elected, CGC shall have the right to designate one nominee to our Board. CGC permanently waived this right effective April 28, 2022.

The foregoing description of Related Party Transactions does not include a description of employment compensation that was paid, following approval by our compensation committee, to executive officers that are not named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, our executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on the review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2021, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except the reports described below.

Delinquent Section 16(a) Reports

The following reports were not submitted in time pursuant to Section 16(a) in the last fiscal year: a Form 4 reporting one DSU award for each of Beth L Bronner, Ari Gendason, Brent D. Rosenthal and David Chemerow; a Form 4 reporting one DSU grant, a Form 4 reporting Common Stock issued upon vesting of an RSU, and four Form 4s reporting stock awards for Peter G. Bradley; a Form 4 reporting Common Stock issued upon vesting of an RSU for Todd T. Mitchell.

OTHER BUSINESS

Our management knows of no other business to be brought before the 2022 Annual Meeting of Shareholders. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, without charge, by writing to Todd T. Mitchell, our corporate secretary, at our principal executive offices at 25420 Kuykendahl Rd., Suite B300, Tomball, Texas 77375.

By Order of the Board of Directors,

/s/ Todd T. Mitchell
Todd T. Mitchell Secretary

Tomball, Texas May 26, 2022

APPENDIX A

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

RICEBRAN TECHNOLOGIES

The undersigned, ______________ and __________ hereby certify that:

ONE:     ___________ is the duly elected President and ___________ is the duly elected Secretary of RiceBran Technologies, a California corporation (“Corporation”).

TWO:     Article Three of the Articles of Incorporation of the Corporation shall be amended to read in full as follows:

ARTICLE THREE

“Each [*] shares of the Common Stock of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Standard Time on the date this Certificate of Amendment of the Articles of Incorporation is filed with the Secretary of State of the State of California (the “Effective Time”) shall be reclassified as and changed into one (1) share of Common Stock of the Corporation, without any action by the holders thereof. Each shareholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [*] shall, with respect to such fractional interest, be entitled to receive from the Corporation one (1) whole share of Common Stock, as of the date this Certificate of Amendment of Articles of Incorporation is filed with the Secretary of State of the State of California (the “Reverse-Split”). This Corporation is authorized to issue two (2) classes of shares of stock designated respectively “Common Stock” and “Preferred Stock.” Following the Reverse-Split, the total number of shares of Common Stock that this Corporation is authorized to issue is [**] and the total number of shares of Preferred Stock that this Corporation is authorized to issue is twenty million (20,000,000).

The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

THREE:         The foregoing amendment of the Articles of Incorporation has been approved by the board of directors of the Company.

FOUR:                  The foregoing amendment of the Articles of Incorporation was approved by the holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California Corporations Code at the 2022 Annual Meeting of Shareholders held July 14, 2022. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 52,169,146 shares of Common Stock and zero shares of Preferred Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:

/s/
, President

/s/
, Secretary

*         Stockholders are approving separate amendments approving each of the following stock split ratios: five, ten, fifteen, twenty and twenty-five shares of Common Stock into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of California, if at all, will include only that number approved by the Board to be in the best interest of the Corporation and its shareholders. The Board will not implement any amendment providing for a different split ratio than as set forth above.

**         If the reverse stock split ratio is 1 for 5, the authorized Common Stock will be 30,000,000 shares. If the reverse stock split ratio is 1 for 10, the authorized Common Stock will be 15,000,000 shares. If the reverse stock split ratio is 1 for 15, the authorized Common Stock will be 10,000,000 shares. If the reverse stock split ratio is 1 for 20, the authorized Common Stock will be 7,500,000 shares. If the reverse stock split ratio is 1 for 25, the authorized Common Stock will be 6,000,000 shares.

APPENDIX B

RICEBRAN TECHNOLOGIES

SECOND AMENDED AND RESTATED

2014 EQUITY INCENTIVE PLAN

As amended and restated effective April 28, 2022, subject to approval of shareholders on July 14, 2022

1.           PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.	SHARES SUBJECT TO THE PLAN.

2.1.         Number of Shares Available.  Subject to Section 2.5 and Section 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 12,300,000 Shares.

2.2.        Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3          Minimum Share Reserve.  At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.         ISO Limitation.  No more than 12,300,000 Shares shall be issued pursuant to the exercise of ISOs (as defined below) under the Plan.

2.5.       Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5 will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.5, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3.          ELIGIBILITY.  ISOs may be granted only to Employees.  All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.	ADMINISTRATION.

4.1.        Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors.  The Committee will have the authority to:

(a)          construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)          prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)          select persons to receive Awards;

(d)         determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)          determine the number of Shares or other consideration subject to Awards;

(f)          determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)        determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h)          grant waivers of Plan or Award conditions;

(i)           determine the vesting, exercisability and payment of Awards;

(j)           correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)          determine whether an Award has been vested and/or earned;

(l)           determine the terms and conditions of any, and to institute any Exchange Program;

(m)         reduce, waive or modify any criteria with respect to Performance Factors;

(n)          adjust Performance Factors;

(o)         adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p)          exercise discretion with respect to Performance Awards;

(q)          make all other determinations necessary or advisable for the administration of this Plan; and

(r)         delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law.

4.2.        Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan.  Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review.  The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant.  The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

4.3.        Section 16 of the Exchange Act.  Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4.         Documentation.  The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5.        Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries or Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to:  (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications will increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.           OPTIONS.  An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable.  The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.        Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NSO.  An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.        Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.        Exercise Period.  Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4.        Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.        Method of Exercise.  Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.        Termination of Service.  If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a)        Death.  If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b)         Disability.  If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c)        Cause.  If the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options.  Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7.        Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8.        Limitations on ISOs.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9.         Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10.       No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.           RESTRICTED STOCK AWARDS.  A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”).  The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1.        Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by an Award Agreement.  Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant.  If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2.        Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted.  Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.        Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.  Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4.        Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.           STOCK BONUS AWARDS.  A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate.  All Stock Bonus Awards shall be made pursuant to an Award Agreement.  No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.         Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon.  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.  Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2.         Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.        Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.          STOCK APPRECIATION RIGHTS.  A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.1.        Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value.  A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.        Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).  Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.        Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

8.4.        Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.         RESTRICTED STOCK UNITS.  A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  All RSUs shall be made pursuant to an Award Agreement.

9.1.        Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years.  An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2.         Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.  The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3.         Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.        PERFORMANCE AWARDS.  A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof.  Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1.     Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a)         Performance Shares.  The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b)         Performance Units.  The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c)          Cash-Settled Performance Awards.  The Committee may grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2.      Terms of Performance Awards.  Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period.  The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award.  In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares.  Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3.       Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.        PAYMENT FOR SHARE PURCHASES.  Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)          by cancellation of indebtedness of the Company to the Participant;

(b)         by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)         by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

(d)        by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)          by any combination of the foregoing; or

(f)          by any other method of payment as is permitted by applicable law.

12.          GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1.       Grant and Eligibility.  Awards under the Plan may be granted to Non-Employee Directors may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2.      Vesting, Exercisability and Settlement.  Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board.  With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3.      Election to Receive Awards in Lieu of Cash.  A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Committee.  Such Awards shall be issued under the Plan.  An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13.          WITHHOLDING TAXES.

13.1.      Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate, as applicable,  employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) required to be withheld from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award.  Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items.  Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2.        Stock Withholding.  The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.  The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

14.       TRANSFERABILITY.  Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.  If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate.  All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant, or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

15.          PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1.      Voting and Dividends.  No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award.  In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested.  After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares.  The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2.      Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.         CERTIFICATES.  All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.         ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.          REPRICING; EXCHANGE AND BUYOUT OF AWARDS.  Without prior shareholder approval, the Committee may not (a) reprice Options or SARs or (b) pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.         SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.         NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21.          CORPORATE TRANSACTIONS.

21.1.      Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be (a) continued by the Company, if the Company is the successor entity; or (b) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent Awards (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices. The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor corporation refuses to assume, substitute or replace any Award in accordance with this Section 21, then notwithstanding any other provision in this Plan to the contrary, each such Award shall become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon shall lapse, immediately prior to the consummation of the Corporation Transaction.  Performance Awards not assumed pursuant to the foregoing shall be deemed earned and vested based on the greater of actual performance (if determinable) or 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable Award Agreement.

If an Award vests in lieu of assumption or substitution in connection with a Corporate Transaction as provided above, the Committee will notify the holder of such Award in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration.  Any determinations by the Committee need not treat all outstanding Awards in an identical manner, and shall be final and binding on each applicable Participant.

21.2.      Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.  Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3.      Non-Employee Directors’ Awards.  Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.        ADOPTION AND SHAREHOLDER APPROVAL.  This Plan will be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.         TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan originally became effective on the Effective Date and will terminate on June 16, 2030.  This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of California (excluding its conflict of laws rules

24.         AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.  No termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

25.         NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.         INSIDER TRADING POLICY.  Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

27.         ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.   All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.          DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1.       “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

28.2.       “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

28.3.       “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4.       “Board” means the Board of Directors of the Company.

28.5.      “Cause” means a determination by the Company (and in the case of Participant who is subject to Section 16 of the Exchange Act, the Committee) that the Participant has committed an act or acts constituting any of the following: (a) dishonesty, fraud, misconduct or negligence in connection with Participant’s duties to the Company, (b) unauthorized disclosure or use of the Company’s confidential or proprietary information or trade secrets, (c) misappropriation of a business opportunity of the Company, (d) materially aiding Company competitor, (e) a conviction or plea of nolo contendere to a felony or crime involving moral turpitude, (f) failure or refusal to attend to the duties or obligations of the Participant’s position (g) violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant or (h) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of the Company.  The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company and will be final and binding on the Participant.  This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 20 above.  Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.

28.6.        “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.7.      “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.8.        “Company” means RiceBran Technologies, a California corporation, or any successor corporation.

28.9.       “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.10.     “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.  For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.11.     “Director” means a member of the Board.

28.12.     “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.13.    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

28.14.     “Effective Date” means June 23, 2014.

28.15.    “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.16.     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.17.     “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced, each as described in Section 18.

28.18.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.19.     “Fair Market Value” means, as of any date, the value of a share of the Company’s common stock determined as follows:

(a)         if such common stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)         if such common stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)          by the Board or the Committee in good faith.

28.20.    “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Exchange Act.

28.21.     “IRS” means the United States Internal Revenue Service.

28.22.     “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

28.23.     “Option” means an Award as defined in Section 5 and granted under the Plan.

28.24.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.25.     “Participant” means a person who holds an Award under this Plan.

28.26.    “Performance Award” means an Award as defined in Section 10 and granted under the Plan.

28.27.   “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective or subjective measures, either individually, alternatively or in any combination applied to the Participant, the Company, any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)          Profit Before Tax;

(b)          Sales;

(c)          Expenses;

(d)          Billings;

(e)          Revenue;

(f)          Net revenue;

(g)         Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(h)          Operating income;

(i)           Operating margin;

(j)           Operating profit;

(k)          Controllable operating profit, or net operating profit;

(l)           Net Profit;

(m)         Gross margin;

(n)          Operating expenses or operating expenses as a percentage of revenue;

(o)          Net income;

(p)          Earnings per share;

(q)          Total shareholder return;

(r)           Market share;

(s)          Return on assets or net assets;

(t)           The Company’s stock price;

(u)          Growth in shareholder value relative to a pre-determined index;

(v)          Return on equity;

(w)         Return on invested capital;

(x)          Cash Flow (including free cash flow or operating cash flows);

(y)          Balance of cash, cash equivalents and marketable securities;

(z)          Cash conversion cycle;

(aa)        Economic value added;

(bb)        Individual confidential business objectives;

(cc)        Contract awards or backlog;

(dd)        Overhead or other expense reduction;

(ee)        Credit rating;

(ff)         Completion of an identified special project;

(gg)        Completion of a joint venture or other corporate transaction;

(hh)        Strategic plan development and implementation;

(ii)          Succession plan development and implementation;

(jj)          Improvement in workforce diversity;

(kk)        Employee satisfaction;

(ll)         Employee retention;

(mm)     Customer indicators and/or satisfaction;

(nn)        New product invention or innovation;

(oo)        Research and development expenses;

(pp)        Attainment of research and development milestones;

(qq)        Improvements in productivity;

(rr)         Bookings;

(ss)         Working-capital targets and changes in working capital;

(tt)          Attainment of operating goals and employee metrics; and

(uu)        Any other metric as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules.  It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.28.     “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.29.     “Performance Share” means an Award as defined in Section 10 and granted under the Plan.

28.30.    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.31.     “Performance Unit” means an Award as defined in Section 10 and granted under the Plan.

28.32.     “Plan” means this Second Amended and Restated RiceBran Technologies 2014 Equity Incentive Plan.

28.33.     “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.34.    “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan (or issued pursuant to the early exercise of an Option).

28.35.     “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.

28.36.     “SEC” means the United States Securities and Exchange Commission.

28.37.     “Securities Act” means the United States Securities Act of 1933, as amended.

28.38.    “Service” means service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement.  An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute.  Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise.  In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave.  An Employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided however, a change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will not terminate a Participant’s Service, unless determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

28.39.     “Shares” means shares of the common stock, no par value per share, of the Company.

28.40.     “Stock Appreciation Right” means an Award as defined in Section 8 and granted under the Plan.

28.41.     “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

28.42.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.43.     “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.44.    “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ANNUAL MEETING OF SHAREHOLDERS OF

RICEBRAN TECHNOLOGIES

July 14, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The annual report and proxy statement
are available at http://www.ricebrantech.com/investors/annual-meeting

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530030330000000100 3 071422

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Peter G. Bradley
- ○ Brent D. Rosenthal
- ○ Will T. Black
- ○ David Chemerow
- ○ Jean M. Heggie

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: (●)

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposals described herein.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

July 14, 2022
9:00 A.M. (eastern daylight time)
Vinson & Elkins, W. R. Grace Building
1114 Avenue of the Americas, 32nd Floor
New York, NY 10036

Presentation of this card is required
for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

RICEBRAN TECHNOLOGIES

1

RICEBRAN TECHNOLOGIES

25420 Kuykendahl Road, Suite B300
Tomball, TX 77375

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned holder of Common Stock of RiceBran Technologies, a California corporation (the "Company"), hereby appoints Peter G. Bradley and Todd T. Mitchell and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Vinson & Elkins, W. R. Grace Building, 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036, on Thursday, July 14, 2022, at 9:00 A.M., eastern daylight time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

1.1 14475